EXHIBIT 99.1

Metro One Announces Marketing Agreement with Cardcom Ltd.

SHERIDAN, WY / ACCESSWIRE / December 27, 2022) – Metro One Telecommunications, Inc. (OTC PINK: WOWI) (“Metro One” or the “Company”) announced today that its wholly-owned Israeli subsidiary, Stratford Ltd. (“Stratford”), entered into a Cooperation Agreement with Cardcom Ltd. (“Cardcom”) whereby Stratford will grant Cardcom a license to market and sell the Shelfy.io Mobile App Builder (“Shelfy.io” or “Shelfy”) to Cardcom’s clients consisting of thousands of customers. Cardcom will manage the marketing and sales activity with its customers in exchange for a commission from the total receipts that Stratford receives from such sales. The agreement with Cardcom will commence in January 2023.

Cardcom is an Israeli company that provides advanced clearing solutions to businesses and organizations via the Internet. Cardcom's service center is one of the largest and most professional among the payment gateway companies and provides a comprehensive solution for all the services that the company provides.

Oudy Bornshtein, VP Sales & Marketing, Operations and Customer care at Cardcom, said “our open channel with our customers has led to innovation and creative developments in a range of products offered to the company’s customers. The way we look at success with our customers is “are we able to help them generate growth?” The Shelfy m-commerce platform enables our customers to create a unique shopping experience for their users and drive sales through an affordable app.”

Anat Basat, Shelfy’s VP of Growth, stated, “we are proud to team up with a company that takes customer engagement to a whole new level. With customer journey orchestration, Shelfy’s m-Commerce platform will enable Cardcom’s customers to increase revenues and expand their client base.”

Ami Bukris, the CEO of Shelfy,  added that “Shelfy’s SaaS solution includes patented technology. We are confident that our m-Commerce suite delivers incredible impact for online retailers. The Shelfy.io mobile commerce platform allows Shopify & WooCommerce store owners to easily create a native mobile app that increases conversion rates and empowers their brand.”

About Metro One Telecommunications, Inc.

Metro One is the parent company of Israel-based Stratford Ltd., which operates Shelfy (www.shelfy.io), a next-gen, instant mobile commerce platform enhanced with a proprietary digital advertising media suite tool. The platform enables online retailers to rapidly leverage existing customer data for an interactive shopping experience - without coding. Shelfy empowers businesses to grow their customer retention, engagement, and their revenues, with minimum hassle.

1

About Cardcom Ltd.

Cardcom Ltd is an Israeli company that offers its customers all payment solutions in a one-stop-shop: clearing online and digital credit cards, invoices, payment pages, internet clearing extensions, transaction security, physical terminals, and more.

Forward-Looking Statements

This press release includes “forward-looking statements.” Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. The foregoing list of factors is not exclusive. For a more detailed discussion of these factors and risks, investors should review Metro One’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 2022, as amended. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Jacqueline Danforth

30 North Gould Street

Suite 2990

Sheridan, WY 82801

Office: 403-693-8004

Email: info@metro1telecomm.com

2